Exhibit 10.10

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

BEST PRACTICES SAMPLE FORM

(Use Only After Consulting With Tax And Legal Advisor)

BALTIMORE COUNTY SAVINGS BANK, F.S.B.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

Effective October 1, 2004

Copyright © 2004

By Clark Consulting, Inc.

Clark Consulting – Banking Practice

All Rights Reserved

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

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Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

7.2	Payment of Retirement Benefit	16

ARTICLE 8	Termination Benefit	16
8.1	Termination Benefit	16
8.2	Payment of Termination Benefit	16

ARTICLE 9	Disability Waiver and Benefit	16
9.1	Disability Waiver	16
9.2	Continued Eligibility; Disability Benefit	17

ARTICLE 10	Survivor Benefit	18
10.1	Survivor Benefit	18
10.2	Payment of Survivor Benefit	18

ARTICLE 11	Beneficiary Designation	18
11.1	Beneficiary	18
11.2	Beneficiary Designation; Change of Beneficiary Designation; Spousal Consent	18
11.3	Acknowledgement	18
11.4	No Beneficiary Designation	18
11.5	Doubt as to Beneficiary	19
11.6	Discharge of Obligations	19

ARTICLE 12	Leave of Absence	19
12.1	Paid Leave of Absence	19
12.2	Unpaid Leave of Absence	19

ARTICLE 13	Termination, Amendment or Modification	19
13.1	Termination	19
13.2	Amendment	20
13.3	Plan Agreement	20
13.4	Effect of Payment	20

ARTICLE 14	Administration	21
14.1	Committee Duties	21
14.2	Administration Upon Change In Control	21
14.3	Agents	22
14.4	Binding Effect of Decisions	22
14.5	Indemnity of Committee	22

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Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

14.6	Employer Information	22

ARTICLE 15	Other Benefits and Agreements	22
15.1	Coordination with Other Benefits	22

ARTICLE 16	Claims Procedures	22
16.1	Presentation of Claim	22
16.2	Notification of Decision	22
16.3	Review of a Denied Claim	23
16.4	Decision on Review	23
16.5	Legal Action	24

ARTICLE 17	Trust	24
17.1	Establishment of the Trust	24
17.2	Interrelationship of the Plan and the Trust	24
17.3	Distributions From the Trust	24

ARTICLE 18	Miscellaneous	24
18.1	Status of Plan	24
18.2	Unsecured General Creditor	25
18.3	Employer’s Liability	25
18.4	Nonassignability	25
18.5	Not a Contract of Employment	25
18.6	Furnishing Information	25
18.7	Terms	25
18.8	Captions	25
18.9	Governing Law	26
18.10	Notice	26
18.11	Successors	26
18.12	Spouse’s Interest	26
18.13	Validity	26
18.14	Incompetent	26
18.15	Court Order	26
18.16	Distribution in the Event of Taxation	27
18.17	Insurance	27
18.18	Legal Fees To Enforce Rights After Change in Control	27
18.19	Limitations on Numbers and Issuance of Shares, Annual Cost	28
18.20	Limitations on Issuance of Common Stock	28

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Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

BALTIMORE COUNTY SAVINGS BANK

DEFERRED COMPENSATION PLAN

THIS PLAN, effective this 1st day of October, 2004, amends and restates the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan, dated October 22, 1997, as amended September 19, 2001, and the Baltimore County Savings Bank, F.S.B. Cash Deferred Compensation Plan, dated September 28, 2001.

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Baltimore County Savings Bank, a federally-chartered savings bank, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Deferred Compensation Plan supersedes in its entirety the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan, dated October 22, 1997 (previously established in 1995 as a Director Retirement Plan and currently known as the “Prior Plan”), as amended September 19, 2001, and the Baltimore County Savings Bank, F.S.B. Cash Deferred Compensation Plan, dated September 28, 2001 (hereinafter, the “Predecessor Plan”) for any and all participants in the Predecessor Plan who are actively employed by any Employer as of the effective date of this Plan; provided, however, that all other participants in the Predecessor Plan will continue to be participants in such Predecessor Plan and will have no rights under this Plan. Any and all balances accrued by such actively employed participants under the Predecessor Plan shall be subject to the terms and conditions of this Plan and shall be referred to as the “Rollover Amount.”

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“401(k) Plan” shall mean the “Baltimore County Savings Bank 401(k) Retirement Plan.”

1.2	“401(k) Restoration Matching Account” shall mean (i) the sum of all of a Participant’s 401(k) Restoration Matching Amounts, plus (ii) amounts credited (earnings, contributions, etc.) or debited (deemed losses, distributions, etc.) to the Participant’s 401(k) Restoration Matching Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s 401(k) Restoration Matching Account, less amounts debited (deemed losses, distributions, etc.) from the Participant’s 401(k) Restoration Matching Account in accordance with this Plan.

1.3	“401(k) Restoration Matching Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.7.

1.4

“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance; and (ii) the Retirement Credit Account balance; and (iii) the 401(k) Restoration Matching Account balance. The Account

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.5	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus, and Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the vested Account Balance of the Participant shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires or is deemed to have Retired in accordance with Section 9.2(c), as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the vested Account Balance of the Participant shall be calculated on every applicable anniversary of the last business day of the Plan Year in which the Participant Retires or is deemed to have Retired in accordance with Section 9.2(c). Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.7	“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.8	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 11, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10	“Board” shall mean the board of directors of the Company.

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

1.11	“Bonus” shall mean any compensation, in addition to Base Salary, earned by a Participant for services rendered during a Plan Year, under any Employer’s annual bonus and cash incentive plans, excluding stock options.

1.12	“Change in Control” shall mean the first to occur of any of the following events:

(a)	When the Bank is in the “mutual” form of organization, a “Change in Control” shall be deemed to have occurred if: (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Bank before such transaction cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank, (ii) the Bank transfers substantially all of its assets to another corporation which is not an Affiliate of the Bank, (iii) the Bank sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group’s assets immediately prior to such sale, (iv) any “person” including a “group,” exclusive of the Board of Directors of the Bank or any committee thereof, is or becomes the “beneficial owner,” directly or indirectly, of proxies of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank’s members, or (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank.

(b)	If the Bank shall be in the “Stock” form of organization, a “Change in Control” shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company thereof, (ii) the acquisition of the ability to control the election of a majority of the Bank’s or the Company’s Directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein;

(c)	Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely by reason of a transaction in which the Bank converts from a Mutual Holding Company form of ownership to a 100% stock form of ownership, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

1.13	“Change in Control Benefit” shall have the meaning set forth in Article 6.

1.14	“Claimant” shall have the meaning set forth in Section 16.1.

1.15	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.16	“Committee” shall mean the committee described in Article 14.

1.17	“Company” shall mean Baltimore County Savings Bank, F.S.B., a federally-chartered savings bank, and any successor to all or substantially all of the Company’s assets or business.

1.18	“Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Article 4.

1.19	“Deferral Account” shall mean (i) that portion of a Participant’s Rollover Amount which is represented by the Participant’s aggregate deferral contributions described in the Predecessor Plan, as well as any appreciation (or depreciation) specifically attributable to such deferral contributions accumulated under the Predecessor Plan, plus (ii) the sum of all of a Participant’s Annual Deferral Amounts, plus (iii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iv) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20	“Director” shall mean any member of the board of directors of any Employer.

1.21	“Director Fees” shall mean the annual fees paid by any Employer, including retainer fees, meetings fees, and any bonus amounts paid as compensation for serving on the board of directors.

1.22	“Disability” or “Disabled” shall mean (a) the Participant’s suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Plan Administrator of the carrier’s or Social Security Administration’s determination upon the request of the Plan Administrator; or (b) such definition of Disability as defined by the Secretary of the Treasury, in which case such definition shall supersede any other definition of Disability in this Plan and shall control the terms of this Plan.

1.23	“Disability Benefit” shall mean the benefit set forth in Article 9.

1.24	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.25	“Employee” shall mean a person who is an employee of any Employer.

1.26	“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.27	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.28	“401(k) Plan” shall be that certain Baltimore County Savings Bank, F.S.B. 401(k) Retirement Plan, dated January 30, 2003, adopted by the Company.

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

1.29	“In-Service Distribution” shall mean the distribution set forth in Section 5.1.

1.30	“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.31	“Plan” shall mean the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.32	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.33	“Plan Year” shall mean a period beginning on October 1 of each calendar year and continuing through September 30 of such calendar year.

1.34	“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age sixty-five (65); and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the later of (y) the attainment of age seventy (72), or (z) in the sole discretion of the Committee, an age later than age seventy (72), but not to exceed age seventy-five (75). If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director, which Retirement shall be deemed to be a Retirement as a Director; provided, however, that such a Participant may elect, at least three years prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee.

1.35	“Retirement Benefit” shall mean the benefit set forth in Article 7.

1.36

“Retirement Credit Account” shall mean (i) that portion of a Participant’s Rollover Amount which is represented by the Participant’s aggregate company discretionary Retirement contributions described in Article 2 of the Predecessor Plan, as well as any appreciation (or depreciation) specifically attributable to such discretionary contributions accumulated under the

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

Predecessor Plan, plus (ii) the sum of the Participant’s Retirement Credit Amounts, plus (iii) amounts credited or debited to the Participant’s Retirement Credit Account in accordance with this Plan, less (iv) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Retirement Credit Account.

1.37	“Retirement Credit Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.38	“Rollover Amount” shall mean the amount determined in accordance with Section 3.5.

1.39	“Stock” or “Common Stock” shall mean BCSB Bankcorp, Inc. common stock, $.01 par value, or any other equity securities of the Company designated by the Committee.

1.40	“Survivor Benefit” shall mean the benefit set forth in Article 10.

1.41	“Termination Benefit” shall mean the benefit set forth in Article 8.

1.42	“Termination of Employment” shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least three years before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.43	“Trust” shall mean one or more trusts established by the Company in accordance with Article 17.

1.44	“Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.45	“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employer, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

2.2	Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.

ARTICLE 3

Deferral Commitments/Retirement Credit Amounts/401(k) Restoration Matching

Amounts/Vesting/Crediting/Taxes

3.1	Minimum Deferrals.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, and/or Director Fees in the following minimum amounts for each deferral elected:

Deferral Type	Minimum Allowed
Director Fees (includes retainer, meeting fees, bonus)	0%
Base Salary	5%
Employee Bonus	10%

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

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Master Plan Document

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2	Maximum Deferral.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral Type	Maximum Allowed
Director Fees (includes retainer, meeting fees, bonus)	100%
Base Salary	25%
Employee Bonus	100%

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount (i) with respect to Base Salary and Director Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) with respect to Bonus, shall be limited to those amounts deemed eligible for deferral, in the sole discretion of the Committee.

3.3	Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4

Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

in Base Salary. The Bonus and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Rollover Amount. With respect to Participants who participated in the Predecessor Plan and who are active Employees or Directors as of the effective date of this Plan, an amount equal to their “account” as set forth in such Predecessor Plan, valued as of the effective date of this Plan, shall be the Rollover Amount. The Rollover Amount shall be comprised of elective deferrals, company contributions (Retirement Credits), and restoration matching amounts accumulated under the Predecessor Plan, and shall retain their character as such under this Plan. Such Rollover Amount shall be credited to the Participant’s Deferral Account, Retirement Credit Account and 401(k) Restoration Matching Account, as applicable, under this Plan on the effective date of this Plan and shall be subject to the terms and conditions of this Plan. Any Participant with a Rollover Amount shall have no right to demand distribution of such amounts other than as specifically provided for herein; provided, however, that any “in-service distribution” elections made by the Participant under the Predecessor Plan shall apply to the Rollover Amount under this Plan. The portion of the Rollover Amount credited with interest based on a one-year certificate of deposit shall be reallocated to Measurement Funds according to Section 3.9(d) herein.

3.6	Retirement Credit Amount. On each September 30, beginning with the year 1998, each Participant who is a Director on such date and who has between three and 12 Years of Service as a Board Director, shall have his or her Retirement Credit Account credited with $6,222, which amount shall be for that Participant the Retirement Credit Amount for that Plan Year. No Participant may receive more than 12 years of credits to his or her Retirement Credit Account. A Participant who, after the Effective Date, first completes three Years of Service as a Director, shall have his or her Retirement Credit Account credited with $24,000 on the September 30 following completion of three Years of Service.

3.7	401(k) Restoration Matching Amount. A Participant’s 401(k) Restoration Matching Amount for any Plan Year shall be equal to (i) the “match” provided in the 401(k) Plan that the Company would have credited to the Participant on the amount of Base Salary deferred into this Plan for such Plan Year had such Base Salary deferral been contributed to the 401(k) Plan, without regard to any qualified plan limits that would otherwise apply to the 401(k) Plan, reduced by (ii) the amount of the “match” the Company makes to the Participant during such Plan Year under the 401(k) Plan. The amount so credited to a Participant under this Plan shall be for that Participant the 401(k) Restoration Matching Amount for that Plan Year and shall be credited to the Participant’s 401(k) Restoration Matching Account on a date or dates to be determined by the Committee, in its sole discretion.

3.8	Vesting.

(a)	A Participant shall at all times be 100% vested in his or her Deferral Account and Retirement Credit Account.

Baltimore County Savings Bank

Deferred Compensation Plan

Master Plan Document

(b)	A Participant shall be vested in his or her 401(k) Restoration Matching Account only to the extent that the Participant would be vested in such amounts under the provisions of the 401(k) Plan, as determined by the Committee in its sole discretion, according to the following schedule:

Years of Service	Percent Vested
Less than 2	0%
2-3	20%
3-4	40%
4-5	60%
5-6	80%
6 or more	100%

(c)	Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, or upon a Participant’s Retirement, death while employed by an Employer, or Disability, a Participant’s 401(k) Restoration Matching Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules.)

(d)	Notwithstanding subsection 3.80 above, the vesting schedule for a Participant’s 401(k) Restoration Matching Account shall not be accelerated upon a Change in Control to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant’s 401(k) Restoration Matching Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within ninety (90) days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

(e)	Section 3.8(c) shall not prevent the acceleration of the vesting schedule applicable to a Participant’s 401(k) Restoration Matching Account if such Participant is entitled to a “gross-up” payment, to eliminate the effect of the Code section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.

3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

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(a)	Measurement Funds. Subject to the restrictions found in Section 3.9(c) below, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)	Election of Measurement Funds. Subject to the restrictions found in Section 3.9(c) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. Subject to the restrictions found in Section 3.9(c) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)	BCSB Bankcorp, Inc. Stock Fund.

(i)	BCSB Bankcorp, Inc. Stock Fund. No portion of the Participant’s Account Balance can be either initially allocated or re-allocated to the BCSB Bankcorp, Inc. Stock Fund. Deferrals that were allocated to the BCSB Bankcorp, Inc. Stock Fund under the Predecessor Plan will be allowed to remain in that fund until distributed to Participant, as elected under the Predecessor Plan and provided for under Section 3.5 of this Plan.

(ii)	Cash dividends that would have been payable on the stock credited to a Participant’s Account Balance shall be paid directly to the participant. The cash dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the fair market value of the dividend, divided by (c) the “fair market value” of the Stock on the payment date for such dividend.

(iii)

The number of shares of Stock credited to the Participant’s Account Balance may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights with respect to the portion of his or her

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Account Balance allocated to the BCSB Bankcorp, Inc. Stock Fund in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under Section 3.9.

(iv)	For purposes of this Section 3.9(c), the fair market value of the Stock shall be determined by the Committee in its sole discretion.

(v)	Notwithstanding anything in the Plan to the contrary, the portion of a Participant’s Account Balance that is allocated to the BCSB Bankcorp, Inc. Stock Fund shall be converted into the right to receive a fixed number (rounded to the nearest whole number) of shares of Common Stock based upon the closing price of the shares as of February 13, 2002.

(d)	Certificates of Deposit. No portion of the Participant’s Account Balance can be either initially allocated or re-allocated to an account that is credited as if the Account Balance had been invested in a fund having the interest rate paid by the Company on a one-year certificate of deposit, as described in Section 2.1 of the Predecessor Plan. Deferrals so credited under the Predecessor Plan shall be re-allocated to Measurement Funds at the time of enrollment, according to Section 2 of this Plan.

(e)	Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(f)	Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion, on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(g)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

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3.10	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, and Bonus that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	401(k) Restoration Matching Account and Retirement Credit Account. When a Participant becomes vested in a portion of his or her 401(k) Restoration Matching Account or Retirement Credit Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Salary or Bonus that are not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s 401(k) Restoration Matching Account or Retirement Credit Account, as applicable, in order to comply with this Section 3.10.

(c)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

Deduction Limitation

4.1	Deduction Limitation on Benefit Payments. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 above, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

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ARTICLE 5

In-Service Distribution; Unforeseeable Financial Emergencies;

Withdrawal Election

5.1	In-Service Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Distribution from the Plan with respect to all or a portion of (i) the Annual Deferral Amount, The In-Service Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount, the vested portion of the Retirement Credit Amount and the vested portion of the 401(k) Restoration Matching Amount that the Participant elected to have distributed as an In-Service Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or around the date on which the In-Service Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred, or the vested portion of the Retirement Credit Amount or 401(k) Restoration Matching Amount is actually contributed. By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing October 1, 2004, the In-Service Distribution would become payable during a sixty (60) day period commencing September 30, 2007. Notwithstanding the language set forth above, the Committee shall, in its sole discretion, adjust the amount distributable as an In-Service Distribution if any portion of the Retirement Credit Amount or 401(k) Restoration Matching Amount is unvested on the In-Service Distribution Date.

5.2	Other Benefits Take Precedence Over In-Service Distributions. Should an event occur that triggers a benefit under Article 6, 7, 8, 9 or 10, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to an In-Service Distribution election under Section 5.1 shall not be paid in accordance with Section 5.1 but shall be paid in accordance with the other applicable Article.

5.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.

(a)	If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend deferrals of Base Salary, Bonus, Director Fees required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, or if:

(i)	Reimbursement or compensation by insurance or otherwise; or

(ii)	Liquidation of Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship)

cannot satisfy the Participant’s Unforeseeable Financial Emergency, then the Participant may further petition the Committee to receive a partial or full payout from the Plan. The

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Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution.

(b)	The payout shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount reasonably needed to satisfy the Unforeseeable Financial Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution.

(c)	If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

5.4	Withdrawal Election. No withdrawal election is available under this Plan.

ARTICLE 6

Change in Control Benefit

6.1	Change in Control Benefit. The Participant will receive a Change in Control Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the date of the Change in Control, as selected by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 6.2 below, and (ii) if a Change in Control occurs prior to the Participant’s Termination of Employment, Retirement, death or Disability.

a)	Excess Parachute Payment. Notwithstanding any provision of this Plan to the contrary, to the extent the amount or timing of any payment of any benefit under this Article 6 would create an excise tax under the excess parachute rules of Section 280G of the Code, the Company shall reduce or delay the benefit paid under this Plan to the extent it would not be an excess parachute payment.

6.2	Payment of Change in Control Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall irrevocably elect on an Election Form whether to (i) receive a Change in Control Benefit, or (ii) have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control and to have his or her Account Balance remain subject to the terms and conditions of the Plan. If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such Participant’s Account Balance shall remain in the Plan upon a Change in Control and shall be subject to the terms and conditions of the Plan. The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after a Change in Control.

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ARTICLE 7

Retirement Benefit

7.1	Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires, as determined by the Committee in its sole discretion.

7.2	Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to 20 years. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s Retirement. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant Retires. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the last day of the Plan Year in which the Participant Retires.

ARTICLE 8

Termination Benefit

8.1	Termination Benefit. A Participant who experiences a Termination of Employment shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the last business day of the Plan Year in which the Participant experiences a Termination of Employment, as determined by the Committee in its sole discretion.

8.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the last day of the Plan Year in which the Participant experiences the Termination of Employment.

ARTICLE 9

Disability Waiver and Benefit

9.1	Disability Waiver.

(a)

Waiver of Deferral. A Participant who is determined to be suffering from a Disability shall continue to be eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles. However, such Disabled Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the Participant first suffers the Disability. Such suspension of the Annual Deferral Amount

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shall commence on the first day following the end of benefits provided under the Company’s short term disability plan. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

(b)	Deferral Following Disability. If a Participant returns to employment, or service as a Director, with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

9.2	Continued Eligibility; Disability Benefit.

(a)	Continued Eligibility. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, or in the service of an Employer as a Director, and shall be eligible for the benefits provided for in Articles 5, 6, 7, 8 or 10 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, deem the Participant’s employment to have terminated at any time after such Participant is determined to be suffering a Disability.

(b)	Deemed Termination of Employment. If, in the Committee’s discretion, the Disabled Participant’s employment has terminated, and such Participant is not otherwise eligible to Retire, the Participant shall be deemed to have experienced a Termination of Employment for purposes of this Plan and will receive a Disability Benefit. The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the date on which the Disabled Participant is deemed to have experienced a Termination of Employment, as determined by the Committee in its sole discretion. The Participant shall receive his or her Disability Benefit in a lump sum payment no later than sixty (60) days after the date on which the Committee deems the Disabled Participant to have experienced a Termination of Employment.

(c)	Deemed Retirement. If, in the Committee’s discretion, the Disabled Participant’s employment has terminated, and such Participant is otherwise eligible to Retire, the Participant shall be deemed to have Retired for purposes of this Plan and will receive a Disability Benefit. The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the date on which the Participant is deemed to have Retired, as determined by the Committee in its sole discretion. The Participant shall receive his or her Disability Benefit in the same form in which such Participant elected to receive his or her Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date on which the Disabled Participant is deemed to have Retired. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the date on which the Disabled Participant is deemed to have Retired.

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ARTICLE 10

Survivor Benefit

10.1	Survivor Benefit. The Participant’s Beneficiary(ies) shall receive a Survivor Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance on the date of death, calculated as of the close of business on or around the date of the Participant’s death, as selected by the Committee in its sole discretion, if the Participant dies prior to (i) his or her Retirement, Termination of Employment or Disability, or (ii) the complete distribution of his or her Retirement Benefit or Disability Benefit, calculated as of the close of business on or around the date of the Participant’s death, as selected by the Committee in its sole discretion.

10.2	Payment of Survivor Benefit. The Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in either: (i) a lump sum payment; or (ii) in installments, as elected by the Participant on the Election Form. In either case, payments shall commence no later than sixty (60) days after the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death

ARTICLE 11

Beneficiary Designation

11.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

11.2	Beneficiary Designation; Change of Beneficiary Designation; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary and if the Committee requires that a spousal consent be obtained with respect to such Participant, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

11.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

11.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 11.1, 11.2 and 11.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

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11.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

11.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 12

Leave of Absence

12.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

12.2	Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

ARTICLE 13

Termination, Amendment or Modification

13.1

Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their vested Account Balances shall be determined (i) as if they had

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experienced a Termination of Employment on the date of Plan termination; or (ii) if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination. Such benefits shall be paid to the Participants as follows: (i) prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum, with amounts credited and debited during the installment period as provided herein; or (ii) prior to a Change in Control, if the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 20 years, with amounts credited and debited during the installment period as provided herein; or (iii) after a Change in Control, if the Plan is terminated with respect to some or all of its Participants, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

13.2	Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 13.2 or Section 14.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

13.3	Plan Agreement. Despite the provisions of Sections 13.1 and 13.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

13.4	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 5, 6, 7, 8, 9 or 10 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

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ARTICLE 14

Administration

14.1	Committee Duties. Except as otherwise provided in this Article 14, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

14.2	Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within one-hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred-twenty (120) day period following the Change in Control. If an independent third party is not selected within one hundred-twenty (120) days of such Change in Control, the Committee, as described in Section 14.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

Baltimore County Savings Bank

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Master Plan Document

14.3	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

14.4	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

14.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

14.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 15

Other Benefits and Agreements

15.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 16

Claims Procedures

16.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

16.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines

Baltimore County Savings Bank

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Master Plan Document

that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 16.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

16.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

16.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

Baltimore County Savings Bank

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Master Plan Document

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

16.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 16 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 17

Trust

17.1	Establishment of the Trust. The Company has established a grantor trust, by agreement, with a third party, the trustee, (the “Trust”), which has invested in shares of Company stock to the extent required to provide an investment return equal to the returns on Participants’ accounts deemed invested in Company stock. In addition, each Employer shall transfer, upon a Change of Control, such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Rollover Amounts, Annual Deferral Amounts, Annual Retirement Credit Amounts, and Annual 401(k) Restoration Matching Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

17.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

17.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 18

Miscellaneous

18.1

Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly

Baltimore County Savings Bank

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Master Plan Document

compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

18.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

18.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

18.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

18.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

18.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

18.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

18.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

Baltimore County Savings Bank

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18.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Maryland, to the extent not preempted by federal law, without regard to its conflicts of laws principles.

18.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Baltimore County Savings Bank, F.S.B.
Attn: Gary Loraditch
4111 E. Joppa Road
Baltimore, MD 21236

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

18.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

18.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

18.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

18.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

18.15

Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in

Baltimore County Savings Bank

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Master Plan Document

its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

18.16	Distribution in the Event of Taxation.

(a)	In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)	Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

18.17	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

18.18

Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally

Baltimore County Savings Bank

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Master Plan Document

liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

18.19	Limitations on Numbers of Shares and Annual Cost. The Company may not distribute more than 170,000 shares of Common Stock to Participants pursuant to the Plan, adjusted for any increase, decrease or exchange of shares for a different number of kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, split-up, combination of shares, stock split, stock dividend or similar event in which the number of shares has changed without the receipt or payment of consideration by the Company. Notwithstanding anything in this Plan to the contrary, the annual cost of this Plan for any fiscal year may not exceed 10% of the Company’s average annual income before taxes for the preceding five fiscal years.

18.20	Limitations on Issuance of Common Stock. The aggregate amount of Common Stock to be issued to participants pursuant to the Plan, plus all prior issuances by the Company, by all Non-Tax-Qualified Employee Stock Benefit Plans and Insiders of the Bank and their Associates shall not exceed 27.4% of the (i) outstanding shares of Common Stock, or (ii) stockholders’ equity of the Company, held by Persons other than the MHC at the close of the stock issuance contemplated by the Plan. For purposes of this Section 18.20, the following definitions apply:

Acting in Concert: The term “Acting in Concert” means: (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any person (as defined by 12 C.F.R. §563b.2(a)(26)) Acting in Concert with another person (“other party”) shall also be deemed to be Acting in Concert with any person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

Associate: The term “Associate,” when used to indicate a relationship with any person, means: (i) any corporation or organization (other than the Bank, the MHC, the Company or a majority-owned subsidiary of the Bank or the MHC or the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that, such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative or such spouse, who has the same home as such person or who is a director of the Bank, the MHC or the Company, or any of their subsidiaries.

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Insider: The term “Insider” means any Officer or director of a company or any affiliate of such company, and any person Acting in Concert with any such Officer or director.

MHC: The term “MHC” means “Baltimore County Savings Bank, M.H.C.”

Person: The term “Person” means any corporation, partnership, trust, incorporated association or any other entity or a natural person.

Officer: The term “Officer” means an executive officer of the MHC, the SHC or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

Tax-Qualified Employee Stock Benefit Plan: The term “Tax-Qualified Employee Stock Benefit Plan” means any defined benefit plan or defined contribution plan of the Bank, the MHC or the Company such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Internal Revenue Code of 1986, as amended. A “non tax-qualified employee stock benefit plan” means any defined benefit plan or defined contribution plan which is not so qualified.

The Bank and the Company shall use their best efforts to assure that the expenses incurred by them in connection with the Plan are reasonable.

IN WITNESS WHEREOF, the Company has signed this Plan document as of October 1, 2004.

“Company”
, a federal corporation

By:	/s/ Gary C. Loraditch
Title:	President

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

FIRST AMENDMENT

TO THE

BALTIMORE COUNTY SAVINGS BANK, FSB

DEFERRED COMPENSATION PLAN

DATED OCTOBER 1, 2004

THIS FIRST AMENDMENT is adopted this      day of December, 2006, effective as of January 1, 2005, by Baltimore County Savings Bank, FSB, a federally-chartered savings association located in Baltimore, Maryland (the “Company”).

The Company executed the Deferred Compensation Plan effective as of October 1, 2004 (the “Plan”).

The undersigned hereby amends the Plan for the purpose of bringing the Plan into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

Section 1.12 of the Plan shall be deleted in its entirety and replaced by the following:

1.12	“Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such change is defined in Section 409A of the Code and regulations thereunder. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely by reason of a transaction in which the Company converts from a Mutual Holding Company form of ownership to a 100% stock from of ownership, or creates an independent holding company in connection therewith.

Section 1.22 of the Plan shall be deleted in its entirety and replaced by the following:

1.22	“Disability” shall mean the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or Directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or Directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the plan administrator, the Participant must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

Sections 1.33 and 1.34 of the Plan shall be deleted in their entirety and replaced by the following:

1.33	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.34	“Retirement”, “Retire(s)” or “Retired” shall mean the following for the Participant:

(a)	Employee means the later of age sixty-five (65) or Termination of Employment.

(b)	Director means the later of age seventy-two (72) or Termination of Employment, but in no event later than age seventy-five (75).

The following Section 1.38a shall be added to the Plan immediately following Section 1.38:

1.38a	“Specified Employee” shall mean a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise, as determined by the plan administrator based on the twelve (12) month period ending each December 31 (the “identification period”). If the Participant is determined to be a Specified Employee for an identification period, the Participant shall be treated as a Specified Employee for purposes of this Plan during the twelve (12) month period that begins on the first day of the fourth month following the close of the identification period.

Section 1.42 of the Plan shall be deleted in its entirety and replaced by the following:

1.42	“Termination of Employment” shall mean the following:

(a)	For Employees, Termination of Employment shall mean the termination of the Employee’s employment with the Company for reasons other than death. Whether a Termination of Employment takes place is determined in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations based on the facts and circumstances surrounding the termination of the Employee’s employment and whether the Company and the Employee intended for the Employee to provide significant services for the Company following such termination. A Termination of Employment will not have occurred if:

(i)	the Employee continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or, if employed less than three (3) years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three (3) full calendar years of employment (or, if less, such lesser period), or

(ii)	the Employee continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or if employed less than three (3) years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three (3) full calendar years of employment (or if less, such lesser period).

The Employee’s employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave of absence does not exceed six (6) months, or if longer, so long as the Employee’s right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six (6) months and there is no right to reemployment, a Termination of Employment will be deemed to have occurred as of the first date immediately following such six (6) month period.

(b)	For Directors, Termination of Employment shall mean the termination of the Director’s service with the Company for reasons other than death or Disability. Whether a Termination of Employment takes place is determined in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations based on the facts and circumstances surrounding the termination of the Director’s service and whether the Company and the Director intended for the Director to provide significant services for the Company following such termination.

Section 2.4 of the Plan shall be deleted in its entirety and replaced by the following:

2.4	Termination of Participation and/or Deferrals. If the Plan Administrator determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, the Plan Administrator shall have the right, in its sole discretion, to prevent the Participant from making future deferral elections.

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

Section 7.1 of the Plan shall be deleted in its entirety and replaced by the following:

7.1	Retirement Benefit. A Participant who retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated, in the case of a Participant who is not a Specified Employee, as of the close of business on or around the last business day of the Plan Year in which the Participant retires, or in the case of a Specified Employee, as of the close of business on or around the last business day of the month prior to payment commencing under Section 7.2(b).

Section 7.2 of the Plan shall be deleted in its entirety and replaced by the following:

7.2	Payment of Retirement Benefit.

(a)	For Participants who are not Specified Employees. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to twenty (20) years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. For Participants that are not Specified Employees, the lump sum payment shall be made, or the installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant Retires. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary the last day of the Plan Year in which the Participant Retires.

(b)	For Specified Employees. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to twenty (20) years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. For Participants that are Specified Employees, the lump sum payment shall be made, or the installment payments shall commence, at the later of: i) sixty (60) days after the last day of the Plan Year in which the Participant Retires; and ii) six (6) months following Retirement. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary the last day of the Plan Year in which the Participant Retires.

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

Section 8.2 of the Plan shall be deleted in its entirety and replaced by the following:

8.2	Payment of Termination Benefit.

(a)	For Participants who are not Specified Employees. The Termination Benefit shall be paid to the Participant in a lump sum no later than sixty (60) days after the last day of the Plan Year in which the Participant experiences Termination of Employment.

(b)	For Specified Employees. For Participants that are Specified Employees, the Termination Benefit shall be paid to the Participant in a lump sum at the later of: i) sixty (60) days after the last day of the Plan Year in which the Participant experiences Termination of Employment; and ii) six (6) months following Termination of Employment.

Sections 9.1 (a), 9.1 (b), 9.2(a), 9.2(b) and 9.2(c) of the Plan shall be deleted in their entirety and replaced by the following:

9.1	Disability Benefit. A Participant who experiences a Disability followed by a Termination of Employment prior to Retirement shall receive a Disability Benefit, which shall be equal to his or her vested Account Balance, calculated at the end of the Plan Year upon which such Termination of Employment occurred.

9.2	Payment of Disability Benefit.

(a)	For Participants who are not Specified Employees. The Disability Benefit shall be paid to the Participant in a lump sum no later than sixty (60) days after the last day of the Plan Year in which the Participant experiences Termination of Employment.

(b)	For Specified Employees. For Participants that are Specified Employees, the Disability Benefit shall be paid to the Participant in a lump sum at the later of: i) sixty (60) days after the last day of the Plan Year in which the Participant experiences Termination of Employment; and ii) six (6) months following Termination of Employment.

The following Sections 9.3 and 9.4 shall be added to the Plan immediately following Section 9.2:

9.3

Distributions Upon Income Inclusion Under Section 409A of the Code. If any amount is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the plan administrator for a distribution of that portion of the vested Account Balance that is required to be included in the Participant’s income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the portion of the vested Account Balance required to be included in income as a result of the failure of this Plan to meet the requirements of

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid vested Account Balance. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

9.4	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Section 5.1, be made at least twelve (12) months prior to the first scheduled distribution;

(c)	must, for benefits distributable under Sections 5.1, 6.1, 7.1, 8.2 and 9.2, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the election is made.

Article 13 of the Plan shall be deleted in its entirety and replaced by the following:

Article 13

Amendments and Termination

13.1	Amendments. The Company may amend this Plan unilaterally by written action.

13.2	Plan Termination Generally. The Company may terminate this Plan unilaterally by written action. Except as provided in Section 13.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Articles 5, 6, 7, 8 or 9.

13.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 13.2, if this Plan terminates in the following circumstances:

(a)	Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)

Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii)

BALTIMORE COUNTY SAVINGS BANK, FSB

Deferred Compensation Plan

the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)	Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination;

the Company may distribute the vested Account Balance, determined as of the date of the termination of the Plan, to the Participant in a lump sum subject to the above terms.

13.4	Plan Agreement. Despite the provisions of Sections 13.1 and 13.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

13.5	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 5, 6, 7, 8, 9 and 10 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

The following Section 18.21 shall be added to the Plan immediately following Section 18.20:

18.21	Compliance with Section 409A. This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Plan.

IN WITNESS OF THE ABOVE, the Company hereby consents to this First Amendment.

Baltimore County Savings Bank

By	/s/ David M. Meadows
Title	EVP and Secretary